SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 29, 2007 (November 27, 2007)

VIRTUALSCOPICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52018	04-3007151
(Commission File Number)	(IRS Employer Identification No.)

500 Linden Oaks, Rochester, New York	14625
(Address of Principal Executive Offices)	(Zip Code)

(585) 249-6231
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 3.03 Material Modification to Rights of Securityholders.

On November 27, 2007, the Company filed the Certificate of Amendment to Certificate of Designation of Rights and Preferences of the Series B Preferred Stock of VirtualScopics, Inc., a copy of which has been filed with this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference. The amendment fixes the conversion price used as the basis for determining the number of votes to which the Series B Preferred Stock is entitled at $1.23 per share. The amendment was approved by stockholders in October 2007, and the vote became effective November 23, 2007, following distribution of a definitive Information Statement on Schedule 14C to stockholders.

Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

Reference is made to the Certificate of Amendment to Certificate of Designation of Rights and Preferences of the Series B Preferred Stock of VirtualScopics, Inc. as described in Item 3.03 above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to Certificate of Designation of Rights and Preferences of the Series B Preferred Stock of VirtualScopics, Inc., dated November 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUALSCOPICS, INC.

Date: November 29, 2007	By:	/s/ Molly Henderson
Name: Molly Henderson
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment to Certificate of Designation of Rights and Preferences of the Series B Preferred Stock of VirtualScopics, Inc., dated November 27, 2007